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AMERICAS POWER PARTNERS, INC.                                        EXHIBIT 21.

SUBSIDIARIES OF ISSUER

June 30, 2001




         Subsidiary                                           Incorporated
         ----------                                           ------------

Armstrong-Americas I, LLC                                       Delaware